Exhibit 99.4

MARKET INFORMATION AND GRAPHS

RELATIVE SHARE PRICES OF GOLD FIELDS, HARMONY
AND ANGLO GOLD ASHANTI SINCE OCTOBER 15 2004.

GOLD PRICE